UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2017

APPCOIN INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Indiana Court, Venice Beach, CA 90291
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 310.658.4413

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2017, we entered into a loan agreement with WENN Digital Inc. (“WENN”) whereby we provided to WENN a loan in the principal amount of $100,000 (the “Principal Amount”), which was to be loaned to Ryde GmbH by WENN. The Principal Amount bears interest at an annual rate of 7% and matures on November 20, 2018. As partial consideration for us agreeing to provide the loan to WENN, WENN agreed to issue to us such number of shares such that we will own 7.5% of the issued and outstanding common stock of WENN after the issuance of WENN’s common stock to founding shareholders of WENN.

Our chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of Business Instincts Group Inc. which owns 12.5% of the common stock of WENN.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement dated November 20, 2017 with WENN Digital Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPCOIN INNOVATIONS INC.

/s/ Bruce Elliotti
Bruce Elliott
President

November 27, 2017

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